UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 14, 2010

INTEGRAL SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Maryland	0-18603	52-1267968
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6721 Columbia Gateway Drive

Columbia, Maryland 21046

(Address of principal executive offices)

(443) 539-5008

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 14, 2010, Integral Systems, Inc., a Maryland corporation (the “Company”), and the Company’s Chief Financial Officer, Christopher B. Roberts, entered into a Change in Control Severance Agreement (the “Agreement”). The Agreement provides that if the Company terminates Mr. Roberts’s employment without cause upon or within the twelve months following a change in control of the Company, the Company will continue to pay Mr. Roberts his base salary for six months following his termination, in accordance with the Company’s standard payroll procedures. Such severance payment is conditioned on Mr. Roberts signing, and not revoking, a standard release of claims within thirty days of his termination. The terms “cause,” “change in control” and “base salary” are defined in the Agreement.

The preceding summary of the Agreement is qualified in its entirety by reference to the text of the Agreement, which is filed with this report as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following material is attached as an exhibit to this Current Report on Form 8-K.

Exhibit Number	Description

10.1	Change in Control Severance Agreement by and between the Company and Christopher B. Roberts, dated December 14, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRAL SYSTEMS, INC.

Dated: December 15, 2010	By:	/s/ R. Miller Adams
	Name: Title:	R. Miller Adams General Counsel, Executive Vice President for Corporate Affairs and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Change in Control Severance Agreement by and between the Company and Christopher B. Roberts, dated December 14, 2010.